Exhibit 99.1

Jefferson Capital Reports Second Quarter 2026 Results

Collections Grow 18% to $300.9 Million and Deployments grow 21% to $152.2 Million

Estimated Remaining Collections (“ERC”) up 18% to $3.4 Billion

Pre-tax Income of $53.3 Million with Net Income of $41.3 Million and EPS of $0.67

Adjusted Pre-tax Income of $59.3 Million with Adjusted Net Income of $47.3 Million and Adjusted EPS of $0.77

Board of Directors Declares Quarterly Cash Dividend of $0.24 per Share

MINNEAPOLIS, August 13, 2026 /GLOBE NEWSWIRE/ -- Jefferson Capital, Inc. (“Jefferson Capital”), a leading analytically driven purchaser and manager of charged-off, insolvency and active consumer accounts, today announced its second quarter 2026 financial results.

“Jefferson Capital delivered excellent performance for the quarter with consistent momentum across all key aspects of the business,” said David Burton, Chairman and Chief Executive Officer. “We continue to execute well on our differentiated strategy and remain well positioned to drive shareholder value in the near and long term. ”

“The investment environment remains favorable.  We are particularly focused on auto finance where record high balances and credit quality headwinds continue to drive growing portfolio supply. We are one of the very few industry participants which can offer solutions across the spectrum of performing, charged-off and insolvency auto finance portfolios for both secured and unsecured accounts.”

Second Quarter 2026 Highlights (vs. Second Quarter 2025)

●	Collections grew 18% to $300.9 million
●	Deployments up 21% to $152.2 million
●	ERC rose 18% to $3.4 billion
●	Strong revenue growth of 16% to a record $177.5 million
●	Sector-leading Cash Efficiency Ratio of 72.2%
●	Leverage ratio* improved to 1.71x as compared to 1.76x
●	Pre-tax Income of $53.3 million with Net Income of $41.3 million and EPS of $0.67
●	Adjusted Pre-tax Income* of $59.3 million with Adjusted Net Income* of $47.3 million and Adjusted EPS of $0.77

Collections

The following table summarizes total collections by geographic area:

	Three Months Ended
	June 30,		Increase	%
(in Millions)	2026	2025	(Decrease)	Change
United States	$235.4	$202.4	$33.0	16.3%
Canada	35.3	30.8	4.5	14.6%
United Kingdom	12.2	10.7	1.5	14.0%
Latin America	18.0	11.8	6.2	52.5%
Total Collections	$300.9	$255.7	$45.2	17.7%

●	Collections from purchased receivables increased 17.7% or $45.2 million to $300.9 million during the second quarter of 2026 versus $255.7 million during the same quarter in 2025

●	Collections in the United States included $41.0 million from the Bluestem portfolio purchase which closed in the fourth quarter of 2025

Estimated Remaining Collections

The following table summarizes total ERC by geographic area:

	June 30,		Increase	%
(in Millions)	2026	2025	(Decrease)	Change
United States	$2,422.5	$2,101.7	$320.8	15.3%
Canada	420.5	348.5	72.0	20.7%
United Kingdom	197.2	158.4	38.8	24.5%
Latin America	324.0	244.3	79.7	32.6%
Total	$3,364.2	$2,852.9	$511.3	17.9%

●	ERC in the United States included $218.2 million from the Bluestem portfolio purchase which closed in the fourth quarter 2025

Deployments

The following table summarizes the total deployments by geographic area:

	Three Months Ended
	June 30,		Increase	%
(in Millions)	2026	2025	(Decrease)	Change
United States	$93.1	$80.6	$12.5	15.5%
Canada	34.2	26.6	7.6	28.6%
United Kingdom	6.9	4.7	2.2	46.8%
Latin America	18.0	13.4	4.6	34.3%
Total Purchases	$152.2	$125.3	$26.9	21.5%

●	The Company invested $152.2 million during the quarter to acquire receivable portfolios, up 21.5% compared to $125.3 million in the second quarter 2025
●	As of June 30, 2026, the Company had $480.7 million in committed forward flows

Revenues

●	Total revenues increased $24.8 million for the quarter, or 16.2%, to $177.5 million compared to $152.7 million for the second quarter 2025. The growth was primarily the result of strong deployments in prior periods

Operating Expenses

●	Total operating expenses increased $29.9 million, or 45.6% to $95.4 million compared to $65.5 million for the second quarter 2025. The increase was primarily due to a $21.3 million rise in servicing expenses driven by increased collections, including $9.3 million in higher court costs from increased legal channel volume, and $3.9 million related to the Bluestem portfolio purchase as well as $8.3 million in non-cash stock-based compensation expense

●	For the second quarter 2026, the Company recognized portfolio revenue of $11.0 million and net operating income of $7.1 million related to the Bluestem portfolio purchase

Leverage Ratio, Liquidity and Capital Resources

●	Leverage ratio* improved to 1.71x at June 30, 2026 compared to 1.76x at June 30, 2025 as a result of strong growth in portfolio cashflow
●	On April 22, 2026 Jefferson Capital completed an upsize of its Revolving Credit Facility (“RCF”) increasing aggregate commitments to $1.15 billion.
●	At June 30, 2026, the Company had $226 million drawn under the RCF
●	On August 13, 2026, the Company deposited $300 million with the bond trustee for the repayment of the 2026 notes expected to be repaid on August 17, 2026

Dividend

The Board of Directors declared a quarterly cash dividend of $0.24 per share on its outstanding common stock, payable on September 3, 2026, to shareholders of record as of the close of business on August 24, 2026.

*Leverage Ratio, Adjusted Pre-Tax Income, Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. For a reconciliation of historical Leverage, Adjusted Pre-Tax Income and Adjusted Net Income, to the most directly comparable U.S. GAAP financial measures, please refer to the “Non-GAAP Financial Measures” section of this press-release.

Webcast

A webcast to discuss the Company’s second quarter 2026 financial results is scheduled for today, August 13, 2026 at 5:00 p.m. ET. The live webcast and archived replay can be accessed in the investor relations section of the Company's website at https://investors.jcap.com/news-events/events.

Use of Non-GAAP Financial Measures

This press release contains references to non-GAAP financial measures, including Leverage, Adjusted Pre-Tax Income, Adjusted Net Income, Cash Efficiency Ratio, Adjusted Operating Expenses and Adjusted EPS, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). These non-GAAP measures are used by management as a supplemental measure, have certain limitations, and should not be construed as alternatives to financial measures determined in accordance with GAAP. Our management believes Leverage, Adjusted Pre-Tax Income, Adjusted Net Income and Adjusted EPS help us provide enhanced period-to-period comparability of operations and financial performance and are useful to investors as other companies in our industry report similar financial measures. The non-GAAP measures as defined by us may not be comparable to similar non-GAAP financial measures presented by other companies, which could limit such measures’ usefulness as comparative measures. Our presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that our future results will be unaffected by other unusual or non-recurring items. Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables following this release.

About Jefferson Capital, Inc.

Founded in 2002, Jefferson Capital is an analytically driven purchaser and manager of charged-off, insolvency and active consumer accounts with operations in the United States, Canada, the United Kingdom and Latin America. It purchases and services both secured and unsecured assets, and its growing client base includes Fortune 500 creditors, banks, fintech origination platforms, telecommunications providers, credit card issuers and auto finance companies. Jefferson Capital is headquartered in Minneapolis, Minnesota with additional offices and operations located in Sartell, Minnesota, Denver, Colorado and San Antonio, Texas (United States); Basingstoke, England; London, England and Paisley, Scotland (United Kingdom); London, Ontario and Toronto, Ontario (Canada); as well as Bogota (Colombia).

Contacts:

Investor Relations

IR@jcap.com

Media Relations

Doug.Donsky@icrinc.com

Disclosure Regarding Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and in the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements concerning our anticipated financial performance, execution of our business strategies and strength of our business model, the favorability of the investment environment, [use of our share repurchase program,] and our ability to continue paying quarterly cash dividends. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: a deterioration in the economic or inflationary environment in the United States, Canada, the United Kingdom or Latin America, including the interest rate environment; our ability to replace our portfolios of nonperforming loans with additional portfolios sufficient to operate efficiently and profitably; our ability to collect sufficient amounts on our nonperforming loans to fund our operations; the possibility that third parties we rely on to conduct collection and other activities fail to perform their services; the possibility that we could recognize significant decreases in our estimate of future recoveries on nonperforming loans; changes in, or interpretations of, federal, state, local, or international laws, including bankruptcy and collection laws, or changes in the administrative practices of various bankruptcy courts, which could negatively impact our business or our ability to collect on nonperforming loans; goodwill impairment charges that could negatively impact our net income and stockholders’ equity; our ability to comply with existing and new regulations of the collection industry, the failure of which could result in penalties, fines, litigation, damage to our reputation, or the suspension or termination of or required modification to our ability to conduct our business; adverse outcomes in pending or future litigation or administrative proceedings; the possibility that class action suits and other litigation could divert management’s attention and increase our expenses; investigations, reviews, or enforcement actions by governmental authorities, including the Consumer Financial Protection Bureau, which could result in changes to our business practices, negatively impact our deployment volume, make collection of account balances more difficult, or expose us to the risk of fines, penalties, restitution payments, and litigation; the possibility that compliance with complex and evolving international and United States laws and regulations that apply to our international operations could increase our cost of doing business in international jurisdictions; our ability to comply with data privacy regulations such as the General Data Protection Regulation; our ability to retain, expand, renegotiate or replace our credit facility and our ability to comply with the covenants under our financing arrangements; our ability to refinance our indebtedness; our ability to service our outstanding indebtedness; changes in interest or exchange rates, which could reduce our net income, and the possibility that future hedging strategies may not be successful; and the possibility that we could incur business or technology disruptions or cybersecurity incidents. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC, and our other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

FINANCIAL TABLES FOLLOW

Jefferson Capital, Inc.

Combined and Condensed Consolidated Balance Sheets

(Unaudited, Amounts in Thousands)

	As of June 30,	As of December 31,
	2026	2025
Assets
Cash and cash equivalents	$20,406	$23,231
Restricted cash	5,641	24,320
Accounts receivable	16,901	12,245
Other assets	14,281	16,273
Investments in receivables, net	1,946,819	1,928,742
Credit card receivables (net of allowance for	15,042	16,312
credit losses of $1,598 and $1,784)
Property, plant and equipment, net	1,711	1,695
Other intangible assets, net	5,246	6,541
Goodwill	57,761	58,014
Total Assets	$2,083,808	$2,087,373

Liabilities
Accounts payable and accrued expenses	$73,285	$95,208
Other liabilities	3,777	4,179
Current tax liabilities	1,074	855
Deferred tax liabilities	123,688	101,957
Notes payable, net	1,405,794	1,409,039
Total Liabilities	$1,607,618	$1,611,238

Stockholders' Equity
Common Stock par value $0.0001 per share; 330,000,000 shares authorized as of June 30, 2026 and December 31, 2025 and 57,435,586 and 58,298,923 shares issued and outstanding as of June 30, 2026 and December 31, 2025	$6	$6
Additional paid-in capital	(32,692)	(49,549)
Retained earnings	513,057	522,632
Accumulated other comprehensive income (loss)	(4,181)	3,046
Total stockholders' equity	$476,190	$476,135
Total Liabilities and Stockholders' Equity	$2,083,808	$2,087,373

Jefferson Capital, Inc.

Combined and Condensed Consolidated Statements of Operations and Comprehensive Income

(Unaudited in Thousands, except Per Share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Total portfolio income	$156,253	$138,877	$313,859	$277,571
Changes in recoveries	9,010	1,556	16,067	5,176
Total portfolio revenue	165,263	140,433	329,926	282,747
Credit card revenue	1,623	1,798	3,358	3,696
Servicing revenue	10,654	10,477	20,695	21,208
Total Revenues	177,540	152,708	353,979	307,651
Provision for credit losses	757	560	1,380	1,101
Operating Expenses
Salaries and benefits	21,880	6,254	44,255	20,276
Servicing expenses	64,822	43,546	130,400	86,339
Depreciation and amortization	844	1,250	1,716	2,854
Professional fees	3,053	9,444	5,334	11,611
Other selling, general and administrative	4,751	5,013	9,275	9,562
Total Operating Expenses	95,350	65,507	190,980	130,642
Net Operating Income	81,433	86,641	161,619	175,908

Other Income (Expense)
Interest expense	(30,370)	(25,824)	(60,948)	(50,717)
Foreign exchange and other income (expense)	2,270	1,089	3,718	3,620
Total other expense	(28,100)	(24,735)	(57,230)	(47,097)
Income Before Income Taxes	53,333	61,906	104,389	128,811
Provision for income taxes	(12,037)	(14,255)	(25,460)	(16,935)
Net Income	41,296	47,651	78,929	111,876
Foreign currency translation gain / (loss)	(1,525)	14,432	(7,226)	18,316
Comprehensive Income	$39,771	$62,083	$71,703	$130,192

Earnings per share
Basic	$0.67	$18.61	$1.28	$86.88
Diluted	0.67	16.76	1.28	78.26
Weighted average common shares outstanding
Basic	55,515	2,561	55,552	1,288
Diluted	55,519	2,843	55,554	1,430

Jefferson Capital, Inc.

Combined and Condensed Consolidated Statements of Cash Flows

(Unaudited, in Thousands)

	For the Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net income	$78,929	$111,876
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	1,716	2,854
Amortization of debt issuance costs	3,337	2,494
Provision for credit losses	1,380	1,101
Change in Recoveries	(16,067)	—
Stock-based compensation	16,857	—
Deferred income tax	21,893	12,386
Changes in assets and liabilities:
Other assets	2,032	(2,812)
Accounts receivable	(4,745)	(3,175)
Accounts payable and accrued expenses	(22,438)	5,841
Net cash provided by operating activities	82,894	130,565
Cash flows from investing activities
Purchases of receivables, net	(301,947)	(300,501)
Purchases of credit card receivables	(11,890)	(13,138)
Collections applied to investments in receivables, net	296,889	233,761
Collections applied to credit card receivables	11,501	13,479
Purchases of property and equipment, net	(531)	(539)
Net cash used in investing activities	(5,978)	(66,938)
Cash flow from financing activities
Proceeds from notes payable	412,452	681,790
Payments on notes payable	(417,798)	(694,872)
Payment of debt issuance costs	(935)	(7,605)
Dividends paid to stockholders	(29,592)	(32,422)
Proceeds of common stock	—	10,000
Repurchase of common stock	(58,912)	—
Net used in financing activities	(94,785)	(43,109)
Exchange rate effects on cash balances held in foreign currencies	(3,635)	(3,261)
Net decrease in cash and cash equivalents and restricted cash	(21,504)	17,257
Cash and cash equivalents and restricted cash, beginning of period	47,551	38,243
Cash and cash equivalents and restricted cash, end of period	$26,047	$55,500

Jefferson Capital, Inc.

Supplemental Financial Information

Reconciliation of Non-GAAP Metrics

Cash Efficiency Ratio

	Three Months Ended
	June 30,
($in Millions)	2026	2025
Collections	$300.9	$255.7
Credit card revenue	1.6	1.8
Servicing revenue	10.7	10.5
Cash Receipts (A)	$313.2	$268.0

Operating Expenses	$95.4	$65.5
Stock compensation	(8.3)	8.3
Merger and acquisition and initial public offering related expenses	—	(9.1)
Adjusted Operating Expenses (B)	$87.1	$64.7

Cash Efficiency Ratio (A-B) / A	72.2%	75.9%

Adjusted Pre-tax Income

	Three Months Ended
	June 30,
($in Millions)	2026	2025
Pre-tax Income	$53.3	$61.9
Foreign exchange and other income (expense)	(2.3)	(1.1)
Stock Compensation	8.3	(8.3)
Merger and acquisition and initial public offering expenses	—	9.1
Adjusted Pre-tax Income	$59.3	$61.6

Jefferson Capital, Inc.

Supplemental Financial Information

Reconciliation of Non-GAAP Metrics (Continued)

Adjusted Net Income and Adjusted EPS

	Three Months Ended		Increase	%
	June 30,		(Decrease)	Change
(in Millions, Except Adjusted EPS amounts)	2026	2025
Net Income	$41.3	$47.7	$(6.4)	(13.4)%
Foreign exchange and other income (expense)	(2.3)	(1.1)	(1.2)	108.4%
Stock compensation	8.3	(8.3)	16.6	(200.0)%
Merger and acquisition and initial public offering expenses	—	9.1	(9.1)	(100.0)%
Adjusted Net Income	$47.3	$47.4	$(0.1)	(0.2)%

Weighted average diluted common shares outstanding (in millions)	57.4
Expected vesting of non-vested restricted stock	4.2
Adjusted weighted average diluted common shares outstanding	61.6

Adjusted EPS	$0.77

Leverage Ratio

	Trailing Twelve Months Ended
	June 30,
($in Millions)	2026	2025
Net cash provided by operating activities	$221.2	$295.1
Changes in prepaid expenses	(3.8)	11.1
Changes in accounts payable and accrued expenses	(28.2)	(118.7)
Changes in recoveries	16.1	—
Provision for credit losses	(2.6)	(2.8)
Foreign exchange and other income (expense)	(7.8)	(0.8)
Cash interest paid	104.9	87.8
Provision for income taxes	39.0	22.0
Total portfolio revenue	(613.6)	(492.6)
Gross collections	1,092.9	836.0
Stock compensation	—	(5.4)
Merger and acquisition and initial public offering expenses	3.5	22.3
Adjusted Cash EBITDA (A)	$821.6	$654.0

	June 30,
	2026		2025
Borrowings, as reported	$1,405.8		$1,181.5
Unamortized issuance costs	20.1		18.5
Unrestricted cash	(20.4)		(51.7)
Net Debt (B)	$1,405.5		$1,148.3

Leverage Ratio (B / A)	1.71	x	1.76	x